One Corporate Center                                      GAMCO Investors, Inc
Rye, NY 10580-1422
Fax (914) 921-5392
www.gabelli.com

For Immediate Release:	Contact:	Robert S. Zuccaro
Executive Vice President and Chief Financial Officer
(914) 921-5088

For further information please visit
www.gabelli.com

GAMCO Investors, Inc. Reports Third Quarter Results
Record Level AUM at $37 billion
Earnings higher at $0.72 per fully diluted share versus $0.29 per fully diluted share

Rye, New York, November 2, 2012 – GAMCO Investors, Inc. (GAMCO) (NYSE: GBL) announced third quarter 2012 earnings of $19.0 million or $0.72 per fully diluted share versus $7.7 million or $0.29 per fully diluted share in the third quarter 2011.  Third quarter 2012 earnings include a charge of $2.1 million or $0.08 per diluted share, (net of management fee and tax benefit), for the Dutch Auction of the 0% coupon notes (extinguishment of debt).

Revenues in the third quarter of 2012 were $82.2 million, including incentive fees of $0.8 million, up $2.0 million, or 2.6%, from $80.2 million, including $1.0 million in incentive fees, in the prior year quarter.  Operating income before management fee was $32.1 million, a 0.1% increase from the $32.0 million in the prior year period as operating margin before management fee fell slightly to 39.0% from 40.0%.

For the nine months ended September 30, 2012, earnings were $57.9 million or $2.19 per fully diluted share versus $46.0 million or $1.72 per fully diluted share in 2011.  The first nine months of 2011 had $5.6 million, or $0.12 per diluted share, of one-time costs directly related to the launch of a new closed-end fund.

Financial Highlights	Third Quarter				Year-to-date
($'s in 000's except AUM and per share data)	2012		2011	% Δ	2012	2011	% Δ

AUM (in millions)	$36,945		$31,342	17.9%	$36,945	$31,342	17.9%
Revenues	82,231		80,151	2.6	245,004	242,137	1.2
Operating income:
before management fee	32,068		32,048	0.1	96,246	90,044	6.9
after management fee	29,012		30,661	(5.4)	86,391	81,918	5.5
Operating margin:
before management fee	39.0%		40.0%		39.3%	37.2%
after management fee	35.3%		38.3%		35.3%	33.8%
Extinguishment of debt	(6,305)		-	n/m	(6,307)	-	n/m
Other income/(expense), net	(1,446)	(a)	(18,747)	n/m	2,446	(8,811)	n/m
Net income attributable to GAMCO	19,004		7,699	146.8	57,945	45,989	26.0
Net income attributable to GAMCO per share	$0.72		$0.29	148.3%	$2.19	$1.72	27.3%
Shares outstanding at September 30	26,606		26,773		26,606	26,773
    (a) After charge of $6,305 relating to extinguishment of debt.

Shareholders’ book value was $440.0 million or $16.54 per share at September 30, 2012.  We ended the quarter with cash and investments of approximately $690.9 million and $216.1 million ($220.8 million face value) of debt.

Assets under Management

AUM at September 30, 2012 were a record $36.9 billion, an increase of 17.9% from AUM of $31.3 billion at September 30, 2011 and 3.6% above the June 30, 2012 AUM of $35.7 billion.  During the third quarter of 2012, we had net outflows of $356 million versus net inflows of $111 million in the second quarter of 2012 and $899 million of inflows in the third quarter of 2011.  Highlights are as follows:

-
Our open-end equity funds’ AUM were $12.8 billion on September 30, 2012, 11.2% above the $11.5 billion on September 30, 2011 and 2.1% higher than the $12.5 billion on June 30, 2012.  Net outflows for our open-end equity funds were $366 million during the third quarter of 2012 versus net outflows of $194 million for the second quarter of 2012 and net inflows of $347 million during the third quarter of 2011.

-
Our closed-end funds had AUM of $6.4 billion on September 30, 2012, 18.9% higher than the $5.4 billion on September 30, 2011 and 8.6% higher than the $5.9 billion on June 30, 2012.  In the third quarter of 2012, net additions to AUM from at-the-market offerings and preferred share offerings were $260 million. Distributions from all closed-end funds, net of reinvestments, reduced AUM by $114 million.

-
Our institutional and private wealth management business ended the quarter with a record $15.2 billion in AUM, rising 26.7% from $12.0 billion on September 30, 2011 and 4.8% above the June 30, 2012 level of $14.5 billion.  Net flows, encompassing new and closed accounts as well as additional investments or withdrawals, totaled $101 million of outflows in the third quarter of 2012.

-
Our investment partnerships’ AUM increased to $785 million on September 30, 2012 from $627 million on September 30, 2011 and $781 million on June 30, 2012.  Net cash outflows in the third quarter of 2012 were $2 million.

-
The GAMCO International SICAV, our Luxembourg based UCITS fund which has two sub-funds, the GAMCO Strategic Value and the GAMCO Merger Arbitrage, totaled $121 million in AUM at September 30, 2012 as compared to $126 million at June 30, 2012.

-
AUM in The Gabelli U.S. Treasury Money Market Fund (“GUSTO”), our 100% U.S. Treasury money market fund, were $1.8 billion at September 30, 2012 as compared to the $1.9 billion at both September 30, 2011 and June 30, 2012.

-
In addition to management fees, we earn incentive fees for certain institutional client assets, assets attributable to certain preferred issues for our closed-end funds, our GDL Fund (NYSE: GDL) and investment partnership assets.  As of September 30, 2012, assets with incentive based fees were $3.9 billion, 14.7% higher than the $3.4 billion on September 30, 2011 and unchanged from the $3.9 billion on June 30, 2012.  The majority of these assets have calendar year-end measurement periods; therefore, our incentive fees are primarily recognized in the fourth quarter when the uncertainty is removed at the end of the annual measurement period.

For the Third quarter

Revenues

Investment advisory and incentive fees for the third quarter ended September 30, 2012 were $67.8 million, an increase of 3.9% from the $65.2 million reported in the 2011 period:

-
Open-end fund revenues were $31.2 million versus $30.4 million in the third quarter 2011, an increase of 2.6%.  Average AUM for open-end equity funds rose 2.5% from the prior year quarter and average AUM for all open-end funds were 2.9% higher at $14.4 billion in the 2012 quarter versus $14.0 billion in the prior year quarter.

-
Our closed-end fund revenues increased 9.2% to $13.1 million from $12.0 million in the third quarter 2011.  Average closed-end fund AUM, excluding certain closed-end fund preferred share assets that generate annual performance based fees, increased 3.9% from the prior year quarter.  During the third quarter of 2012, results benefitted from $0.5 million in incentive fees from a partial redemption of certain preferred issues which are realized if the cost of capital is met.  There were no such fees earned during the 2011 quarter.

-
Institutional and private wealth management account revenues, excluding incentive fees, which are generally based upon beginning of quarter AUM, increased 3.8% to $21.6 million in the third quarter 2012 from $20.8 million in third quarter 2011.  During the third quarter 2012, we earned $0.3 million in incentive fees, a decrease of $0.7 million from the $1.0 million recognized in the third quarter 2011.

-	Investment partnership gross fee income for the third quarter 2012 was $1.6 million, an increase of 45.5% from $1.1 million in the third quarter 2011.

Revenues from the distribution of our open-end funds and other income were $11.1 million for the third quarter 2012, a decrease of $0.4 million or 3.0% from the prior year quarter of $11.5 million, which was largely the result of lower levels of sales of load shares of mutual funds.

Our institutional research services generated revenues of $3.3 million in the third quarter 2012 and were largely unchanged from the $3.4 million in the prior year period.

Operating Income and Margin

Operating income, which is net of management fee expense, was $29.0 million in the 2012 third quarter versus $30.7 million in the prior year period, a decline of $1.7 million, or 5.5%.  The year over year decrease in operating income results from higher management fee expense primarily the result of the $17.3 million increase in other income (expense), net.  Operating income before management fee was $32.1 million in the third quarter 2012, versus $32.0 million in the third quarter 2011.  For the third quarter 2012, the operating margin before management fee was 39.0% versus 40.0% in the third quarter of 2011.  After management fee the operating margin was 35.3% in the 2012 third quarter versus 38.3% in the prior year period.  Management believes evaluating operating income before management fee is an important measure in analyzing the Company’s operating results.  Further information regarding Non-GAAP measures is included in Notes on Non-GAAP Financial Measures and Table VII included elsewhere herein.

Other Income / (Expense)

Other income/(expense), net, was ($0.03) per diluted share, a $0.33 per diluted share positive improvement from the ($0.36) per diluted share, net of management fee and tax benefit in the third quarter of 2011.  This year’s results include a charge of $6.3 million related to purchases of $64.6 million (face value) of the Company’s 0% Subordinated Debentures due 2015 (“Subordinated Debentures”).  Additionally, mark to market gains, largely unrealized, from proprietary investments in our mutual funds, in our alternative products and proprietary accounts, were $8.4 million versus mark to market losses of $14.3 million in the 2011 third quarter.  Interest expense was $3.6 million in the 2012 third quarter, $0.8 million lower than the prior year quarter following the debt repurchase.

Income Taxes

The effective tax rate for the quarter ended September 30, 2012 was 30.7% compared to the 2011 quarter effective tax rate of 39.8% and full year 2011 effective tax rate of 36.9%.  The third quarter 2012 rate included a benefit of 5.1% resulting from the difference between the tax and book basis of Subordinated Debentures repurchased, including the tender offer completed in July 2012.  In addition, the third quarter 2011 rate was affected by the change in the mix of operating income and investment losses which increased the effective state tax rate for the period.

For the Nine months

Revenues

Investment advisory and incentive fees for the nine months ended September 30, 2012 were $202.8 million, an increase of 2.7% from the $197.4 million reported in the 2011 period:

-
Open-end fund revenues were $93.3 million versus $89.6 million in the first nine months of 2011, an increase of 4.1%.  Average AUM for open-end equity funds rose 3.7% from the prior year nine months.  Average AUM for all open-end funds were 5.1% higher at $14.5 billion in the 2012 period versus $13.8 billion in the prior year nine months.

-	Our closed-end fund revenues increased 2.2% to $37.2 million from $36.4 million in the nine months ended September 30, 2011.

-
The institutional and private wealth management business generated revenues, excluding incentive fees, of $64.1 million, up 3.4%, in the first nine months of 2012 from the $62.0 million realized in the first nine months of 2011.  We realized $3.9 million in incentive fees during this period versus $6.6 million in the prior year period.

-	Investment partnership revenues for the nine months ended September 30, 2012 were $4.3 million, an increase of 48.3% from $2.9 million in the prior year period.

Reflecting higher average AUM in our open-end funds, revenues from the distribution of our open-end funds and other income were $33.8 million for the nine months ended September 30, 2012, an increase of $0.4 million or 1.0% from the prior year period of $33.4 million.

Our institutional research services generated revenues of $8.5 million in the first nine months of 2012, versus $11.3 million in the prior year period.

Operating Income and Margin

Operating income, net of management fee expense, increased $4.5 million, or 5.5%, to $86.4 million for the first nine months of 2012 versus $81.9 million in the prior year period.  The year over year increase in operating income primarily results from $5.6 million, or $0.12 per diluted share, of one-time costs directly related to the launch of a new closed-end fund during the first nine months of 2011 as well as lower non-compensation operating expenses.  Operating margin was 35.3% in the first nine months of 2012 versus 33.8% in the prior year period (35.9% excluding one-time costs).  Operating income before management fee was $96.2 million in the nine months ended September 30, 2012, versus $90.0 million in 2011.  Operating margin before management fee was 39.3% in the 2012 period versus 37.2% in the 2011 period (39.5% excluding one-time costs).  Management believes evaluating operating income before management fee is an important measure in analyzing the Company’s operating results.  Further information regarding Non-GAAP measures is included in Notes on Non-GAAP Financial Measures and Table VII included elsewhere herein.

Other Income / (Expense)

Other income/(expense), net, was $2.4 million or $0.05 per diluted share net of management fee and tax expense in the first nine months of 2012 versus an expense of $8.8 million or $0.21 per diluted share, net of management fee and tax benefit in the first nine months of 2011.  Included in the 2012 results are $6.3 million in charges related to total purchases of $64.6 million (face value) of the Subordinated Debentures.  Interest expense was $12.4 million in the 2012 period, $1.7 million higher than the prior year period due to an increase in average debt outstanding of $40.8 million, due to the issuance of $100 million of 5.875% Senior Debentures due 2021 in May 2011 and less the purchase of approximately $64.6 million (face value) of Subordinated Debentures during the third quarter of 2012.

Income Taxes

The effective tax rate for the nine months ended September 30, 2012 was 34.8% compared to the nine months ended September 30, 2011 and full year 2011 effective tax rate of 36.9%.  The 2012 nine month rate included a benefit of 1.6% resulting from the difference between the tax and book basis of Subordinated Debentures repurchased, including the tender offer completed in July 2012.

Business and Investment Highlights

-
On July 9, 2012, GAMCO concluded the tender offer (the “Offer”) to purchase the entire principal amount (“face value”) of its Subordinated Debentures, purchasing $64.1 million of the $86.3 million face value outstanding at $870 per $1,000 principal amount, for a total outlay of $55.8 million.

-
During July 2012, the Gabelli Equity Trust Inc. (NYSE: GAB) completed a rights offering in which the fund issued 2,816,524 shares of Series G Cumulative Preferred Stock totaling $70,413,100.  In the offering, the fund’s existing 6.20% Series F Cumulative Preferred Stock shareholders received one transferrable right (the “Right”) for each share of Series F Preferred held on the record date.  Holders of the Right were entitled to purchase one share of Series G Preferred by submitting one Right plus $25.00, which could be satisfied by surrendering Series F Preferred stock, cash or a combination.  702,193 shares of Series F Preferred shares, or approximately $17.6 million, were surrendered by subscribing shareholders to acquire Series G Preferred.

-
In September 2012, the Gabelli Equity Trust Inc. completed an offering of 4.2 million of 5.0% Series H Cumulative Preferred Stock valued at $105 million.  The Series H Preferred is a perpetual preferred rated “AAA” by Standard & Poor’s Rating Services and is non-callable for five years.

-	Institutional Investor Magazine’s July/August issue lists GAMCO as #117 in its America’s Top 300 Money Managers ranking for AUM as of December 31, 2011.

-
On August 29, 2012, Gabelli Securities, Inc. announced the addition of Daniel R. Lee to its board of directors.  Mr. Lee has served in a number of senior executive positions over the course of his long and distinguished career.  He is currently Chairman and Chief Executive Officer of Creative Casinos, LLC, a casino developer and operator of gaming casinos.

-
Daniel M. Miller was elected Chairman of Gabelli & Company, Inc. where he will assist the incoming president in building the institutional sales and research business.  Mr. Miller led a major growth initiative that included significant enhancements to the professional staff who contribute the highly regarded research team which has ranked near the top of the Wall Street Journal’s “Best of the Street” survey in each of the past three years.

-
Effective October 1, 2012, Jeffrey J. Jonas, CFA was named to the investment team of The Gabelli Asset Fund.  Mr. Jonas joins portfolio manager Mario J. Gabelli, manager of the fund since its inception on March 3, 1986, and associate portfolio managers, Kevin V. Dreyer, and Christopher J. Marangi as it continues to expand its investment team.

-
In September, Gabelli & Company, Inc., our Institutional Research services subsidiary, held its 18th Annual Aircraft Supplier Conference featuring management presentations from several leading aerospace and defense companies, with an emphasis on industry dynamics, new technologies, and company fundamentals.

-
During October Gabelli & Company, Inc. hosted its 36th Annual Automotive Aftermarket Symposium in Las Vegas, Nevada.  The two day conference showcased a full spectrum of leading automotive companies, including aftermarket parts retailers, original equipment and aftermarket parts suppliers, publicly traded dealership groups, and medium and heavy duty truck manufacturers.  Available on the “In the News” and “On the Air” segments of our website are recent interviews with Portfolio Managers including Mario Gabelli, Barbara Marcin, Howard Ward and Caesar Bryan among others as they address world markets, industries and specific stocks.  Complete articles and interviews are on the Gabelli website at www.gabelli.com/inthenews.html.

Other Financial Highlights

Statement of Financial Condition

We ended the quarter with approximately $690.9 million in cash and investments versus $735.8 million at June 30, 2012 and $704.3 million at September 30, 2011.  This included approximately $98.1 million in available for sale securities at September 30, 2012 of which $64.2 million was in our sponsored registered investment companies.

With the renewal of our universal shelf registration in May 2012, we continue to have the flexibility of issuing any combination of senior and subordinated debt securities, convertible debt securities and common and preferred securities of up to a total amount of $400 million.

Shareholders’ book value was $440.0 million or $16.54 per share on September 30, 2012 compared to $404.0 million or $15.10 per share on December 31, 2011 and $404.0 million or $15.09 per share on September 30, 2011.

Shareholder Compensation

Dividends

On August 7, 2012 GAMCO’s Board of Directors approved a 25% increase to our quarterly dividend to $0.05 per share from $0.04 per share in addition to a special dividend of $0.25 per share to all of its Class A and Class B shareholders.

During 2012, we paid $16.8 million, or $0.63 per share, in dividends, and since our IPO, we have paid cumulative dividends of $360.8 million, or $14.05 per share.

Share Repurchase

Through September 30, 2012, we repurchased 275,528 shares at an average price of $44.94 per share for an investment of $12.4 million.  Since our IPO, we have repurchased a total of 7.6 million shares at an average price of $40.78 per share for an investment of $310.7 million.  There currently remain 297,839 shares available to be repurchased under our existing buyback plan.

Since our NYSE IPO of six million shares of GBL at a price of $17.50 per share in 1999, we have returned $672 million to our shareholders through dividends and stock repurchases.

Fully diluted shares outstanding for the third quarter 2012 were 26.4 million, 0.5% lower than 26.6 million in the third quarter 2011.  Diluted shares outstanding were lower in the third quarter 2012 due to shares purchased under our Stock Repurchase Program.

At September 30, 2012, we had 371,500 RSAs outstanding.

NOTES ON NON-GAAP FINANCIAL MEASURES

A.      Stockholders’ book value per share:
(in millions, except per share data)	9/30/2012	12/31/2011	9/30/2011
Stockholders' book value	$440.01	$403.97	$404.00
Shares outstanding	26.61	26.75	26.77
Stockholders' book value per share	$16.54	$15.10	$15.09

B.
Operating income before management fee expense is used by management to evaluate its business operations.  We believe this measure is useful in illustrating the operating results of GAMCO Investors, Inc. (the “Company”) as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.  The reconciliation of operating income before management fee expense to operating income is provided in Table VII.

C.
Operating income before management fee expense per share and other income, net per share are used by management for purposes of evaluating its business operations.  We believe this measure is useful in comparing the operating and non-operating results of the Company for the purposes of understanding the composition of net income per fully diluted share.  The reconciliation of operating income before management fee expense per share and other income, net per share to net income per fully diluted share, is provided below.

	3rd Quarter		YTD September
	2012	2011	2012	2011
Operating income before management fee	$32,068	$32,048	$96,246	$90,044
Management fee expense	(3,201)	(3,262)	(9,610)	(9,007)
Tax expense	(8,867)	(11,465)	(30,143)	(29,904)
Noncontrolling interest (expense)/income	(189)	125	242	577
Operating income (after management fee and taxes)	19,811	17,446	56,735	51,710
Per fully diluted share	$0.75	$0.65	$2.14	$1.93

Other income, net	$(1,446)	$(18,747)	$2,446	$(8,811)
Management fee expense	145	1,875	(245)	881
Tax expense	400	6,720	(766)	2,926
Noncontrolling interest expense	94	405	(225)	(717)
Other income, net (after management fee and taxes)	$(807)	$(9,747)	$1,210	$(5,721)
Per fully diluted share	$(0.03)	$(0.36)	$0.05	$(0.21)

Net income per fully diluted share	$0.72	$0.29	$2.19	$1.72
Diluted weighted average shares outstanding	26,439	26,576	26,480	26,772

D.	Launch of new closed-end fund expense, net of management fee and tax benefit, per diluted share:

YTD September
(in thousands, except per share data)	2011
Launch of new closed-end fund expense	$5,562
Management fee and tax benefit	2,359
Net loss	$3,203

Launch of new closed-end fund expense per share	$0.12
Diluted weighted average shares outstanding	26,772

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Our disclosure and analysis in this press release contain some forward-looking statements.  Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.  We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings.  We are providing these statements as permitted by the Private Litigation Reform Act of 1995.  We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.

The Company reported Assets Under Management as follows (in millions):

Table I: Fund Flows - 3rd Quarter 2012
				Closed-end Fund
		Market		distributions,
	June 30,	appreciation/	Net cash	net of	September 30,
	2012	(depreciation)	flows	reinvestments	2012
Equities:
Open-end Funds	$12,496	$628	$(366)	$-	$12,758
Closed-end Funds	5,860	359	260	(114)	6,365
Institutional & PWM - direct	11,655	602	(68)	-	12,189
Institutional & PWM - sub-advisory	2,788	157	(33)	-	2,912
Investment Partnerships	781	6	(2)	-	785
SICAV (a)	126	1	(6)	-	121
Total Equities	33,706	1,753	(215)	(114)	35,130
Fixed Income:
Money-Market Fund	1,893	-	(141)	-	1,752
Institutional & PWM	63	-	-	-	63
Total Fixed Income	1,956	-	(141)	-	1,815
Total Assets Under Management	$35,662	$1,753	$(356)	$(114)	$36,945

The Company reported Assets Under Management as follows (in millions):

Table II: Fund Flows - Nine months ended September 30, 2012
				Closed-end Fund
		Market		distributions,
	December 31,	appreciation/	Net cash	net of	September 30,
	2011	(depreciation)	flows	reinvestments	2012
Equities:
Open-end Funds	$12,273	$1,180	$(695)	$-	$12,758
Closed-end Funds	5,799	492	405	(331)	6,365
Institutional & PWM - direct	10,853	1,142	194	-	12,189
Institutional & PWM - sub-advisory	2,600	249	63	-	2,912
Investment Partnerships	605	16	164	-	785
SICAV (a)	105	2	14	-	121
Total Equities	32,235	3,081	145	(331)	35,130
Fixed Income:
Money-Market Fund	1,824	-	(72)	-	1,752
Institutional & PWM	26	-	37	-	63
Total Fixed Income	1,850	-	(35)	-	1,815
Total Assets Under Management	$34,085	$3,081	$110	$(331)	$36,945

Table III: Assets Under Management
	September 30,	September 30,	%
	2011	2012	Inc.(Dec.)
Equities:
Open-end Funds	$11,469	$12,758	11.2%
Closed-end Funds	5,355	6,365	18.9
Institutional & PWM - direct	9,644	12,189	26.4
Institutional & PWM - sub-advisory	2,326	2,912	25.2
Investment Partnerships	627	785	25.2
SICAV (a)	-	121	n/m
Total Equities	29,421	35,130	19.4
Fixed Income:
Money-Market Fund	1,895	1,752	(7.5)
Institutional & PWM	26	63	142.3
Total Fixed Income	1,921	1,815	(5.5)
Total Assets Under Management	$31,342	$36,945	17.9%

Table IV: Assets Under Management by Quarter
						% Increase/
						(decrease) from
	9/11	12/11	3/12	6/12	9/12	9/11	6/12
Equities:
Open-end Funds	$11,469	$12,273	$12,996	$12,496	$12,758	11.2%	2.1%
Closed-end Funds	5,355	5,799	6,067	5,860	6,365	18.9	8.6
Institutional & PWM - direct	9,644	10,853	12,031	11,655	12,189	26.4	4.6
Institutional & PWM - sub-advisory	2,326	2,600	2,924	2,788	2,912	25.2	4.4
Investment Partnerships	627	605	594	781	785	25.2	0.5
SICAV (a)	-	105	118	126	121	n/m	(4.0)
Total Equities	29,421	32,235	34,730	33,706	35,130	19.4	4.2
Fixed Income:
Money-Market Fund	1,895	1,824	1,922	1,893	1,752	(7.5)	(7.4)
Institutional & PWM	26	26	26	63	63	142.3	-
Total Fixed Income	1,921	1,850	1,948	1,956	1,815	(5.5)	(7.2)
Total Assets Under Management	$31,342	$34,085	$36,678	$35,662	$36,945	17.9%	3.6%

(a) Includes $100 million, $102 million, $101 million and $102 million of proprietary seed capital at December 31, 2011, March 31, 2012, June 30, 2012 and September 30, 2012, respectively.

Table V

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Three Months Ended September 30,
			% Inc.
	2012	2011	(Dec.)

Investment advisory and incentive fees	$67,790	$65,244	3.9%
Distribution fees and other income	11,139	11,486	(3.0)
Institutional research services	3,302	3,421	(3.5)
Total revenues	82,231	80,151	2.6

Compensation costs	32,948	32,010	2.9
Distribution costs	10,386	11,091	(6.4)
Other operating expenses	6,829	5,002	36.5
Total expenses	50,163	48,103	4.3

Operating income before management fee	32,068	32,048	0.1

Investment income/(loss)	8,445	(14,329)
Extinguishment of debt	(6,305)	-
Interest expense	(3,586)	(4,418)
Other income/(expense), net	(1,446)	(18,747)

Income before management fee and income taxes	30,622	13,301	130.2
Management fee expense	3,056	1,387
Income before income taxes	27,566	11,914	131.4
Income tax expense	8,467	4,745
Net income	19,099	7,169	166.4
Net income/(loss) attributable to noncontrolling interests	95	(530)
Net income attributable to GAMCO Investors, Inc.	$19,004	$7,699	146.8

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$0.72	$0.29	148.3

Diluted	$0.72	$0.29	148.3

Weighted average shares outstanding:
Basic	26,250	26,496	(0.9)

Diluted	26,439	26,576	(0.5)

Actual shares outstanding (a)	26,606	26,773	(0.6%)

Notes:
(a) Includes 371,500 and 285,100 of RSAs, respectively.
See GAAP to non-GAAP reconciliation on page 15.

Table VI

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Nine Months Ended September 30,
				% Inc.
	2012	2011		(Dec.)

Investment advisory and incentive fees	$202,783	$197,407		2.7%
Distribution fees and other income	33,768	33,419		1.0
Institutional research services	8,453	11,311		(25.3)
Total revenues	245,004	242,137		1.2

Compensation costs	100,423	99,792		0.6
Distribution costs	30,575	34,108		(10.4)
Other operating expenses	17,760	18,193		(2.4)
Total expenses	148,758	152,093	(a)	(2.2)

Operating income before management fee	96,246	90,044		6.9

Investment income	21,172	1,877
Extinguishment of debt	(6,307)	-
Interest expense	(12,419)	(10,688)
Other income/(expense), net	2,446	(8,811)

Income before management fee and income taxes	98,692	81,233		21.5
Management fee expense	9,855	8,126
Income before income taxes	88,837	73,107		21.5
Income tax expense	30,909	26,978
Net income	57,928	46,129		25.6
Net income/(loss) attributable to noncontrolling interests	(17)	140
Net income attributable to GAMCO Investors, Inc.	$57,945	$45,989		26.0

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$2.20	$1.72		27.9

Diluted	$2.19	$1.72		27.3

Weighted average shares outstanding:
Basic	26,309	26,686		(1.4)

Diluted	26,480	26,772		(1.1)

Actual shares outstanding (b)	26,606	26,773		(0.6%)

Notes:
(a) Includes $0.4 million in compensation, $4.7 million in distribution costs and $0.5 million in other operating expenses directly related to the launch of a new closed-end fund.
(b) Includes 371,500 and 285,100 of RSAs, respectively.
See GAAP to non-GAAP reconciliation on page 15.

Table VII
GAMCO INVESTORS, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	2012					2011
	1st	2nd	3rd		YTD	1st		2nd	3rd	YTD	4th
	Quarter	Quarter	Quarter		2012	Quarter		Quarter	Quarter	2011	Quarter	Full Year
Income Statement Data:

Revenues	$81,749	$81,024	$82,231		$245,004	$76,905		$85,081	$80,151	$242,137	$84,991	$327,128

Expenses	50,553	48,042	50,163		148,758	53,032	(a)	50,958	48,103	152,093	49,471	201,564

Operating income before
management fee	31,196	32,982	32,068		96,246	23,873		34,123	32,048	90,044	35,520	125,564

Investment income/(loss)	15,114	(2,389)	2,140	(b)	14,865	10,676		5,530	(14,329)	1,877	10,268	12,145
Interest expense	(4,404)	(4,429)	(3,586)		(12,419)	(2,867)		(3,403)	(4,418)	(10,688)	(4,309)	(14,997)
Other income/(expense), net	10,710	(6,818)	(1,446)		2,446	7,809		2,127	(18,747)	(8,811)	5,959	(2,852)

Income before management
fee and income taxes	41,906	26,164	30,622		98,692	31,682		36,250	13,301	81,233	41,479	122,712
Management fee expense	4,184	2,615	3,056		9,855	3,113		3,626	1,387	8,126	4,144	12,270
Income before income taxes	37,722	23,549	27,566		88,837	28,569		32,624	11,914	73,107	37,335	110,442
Income tax expense	13,756	8,686	8,467		30,909	10,288		11,945	4,745	26,978	13,789	40,767
Net income	23,966	14,863	19,099		57,928	18,281		20,679	7,169	46,129	23,546	69,675
Net income/(loss) attributable
to noncontrolling interests	130	(242)	95		(17)	638		32	(530)	140	(147)	(7)
Net income attributable to
GAMCO Investors, Inc.	$23,836	$15,105	$19,004		$57,945	$17,643		$20,647	$7,699	$45,989	$23,693	$69,682

Net income per share
attributable to GAMCO
Investors, Inc.:
Basic	$0.90	$0.58	$0.72		$2.20	$0.66		$0.77	$0.29	$1.72	$0.89	$2.62

Diluted	$0.90	$0.57	$0.72		$2.19	$0.65		$0.77	$0.29	$1.72	$0.89	$2.61

Weighted average shares outstanding:
Basic	26,415	26,258	26,250		26,309	26,901		26,665	26,496	26,686	26,488	26,636

Diluted	26,533	26,426	26,439		26,480	27,008		26,733	26,576	26,772	26,584	26,724
Reconciliation of non-GAAP
financial measures to GAAP:
Operating income before
management fee	$31,196	$32,982	$32,068		$96,246	$23,873		$34,123	$32,048	$90,044	$35,520	$125,564
Deduct: management fee expense	4,184	2,615	3,056		9,855	3,113		3,626	1,387	8,126	4,144	12,270
Operating income	$27,012	$30,367	$29,012		$86,391	$20,760		$30,497	$30,661	$81,918	$31,376	$113,294

Operating margin before
management fee	38.2%	40.7%	39.0%		39.3%	31.0%		40.1%	40.0%	37.2%	41.8%	38.4%
Operating margin after
management fee	33.0%	37.5%	35.3%		35.3%	27.0%		35.8%	38.3%	33.8%	36.9%	34.6%

(a) Includes $5.6 million in expenses directly related to the launch of a new closed-end fund.
(b) Includes $6.3 million loss on extinguishment of $64.6 million (face value) of 0% Subordinated Debentures.

Table VIII
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)

	September 30,	December 31,	September 30,
	2012	2011	2011

ASSETS

Cash and cash equivalents	$288,685	$276,340	$335,656
Investments (a)	402,272	398,440	368,609
Receivable from brokers	55,159	20,913	67,064
Other receivables	36,205	43,424	31,831
Income tax receivable	1,018	39	227
Other assets	15,232	17,593	17,503

Total assets	$798,571	$756,749	$820,890

LIABILITIES AND EQUITY

Payable to brokers	$28,039	$10,770	$15,590
Income taxes payable and deferred tax liabilities	16,445	15,296	21,235
Compensation payable	33,998	17,695	31,559
Securities sold short, not yet purchased	3,856	5,488	6,743
Accrued expenses and other liabilities	36,513	30,899	38,040
Sub-total	118,851	80,148	113,167

5.5% Senior notes (due May 15, 2013)	99,000	99,000	99,000
5.875% Senior notes (due June 1, 2021)	100,000	100,000	100,000
0% Subordinated Debentures (due December 31, 2015) (b)	17,118	64,119	62,973
Total debt	216,118	263,119	261,973
Total liabilities	334,969	343,267	375,140

Redeemable noncontrolling interests	20,228	6,071	38,050

GAMCO Investors, Inc.'s stockholders' equity	440,013	403,972	404,000
Noncontrolling interests	3,361	3,439	3,700
Total equity	443,374	407,411	407,700

Total liabilities and equity	$798,571	$756,749	$820,890

(a) Includes investments in sponsored registered investment companies of $64.2 million, $59.2 million and $55.6 million, respectively.
(b) The 0% Subordinated Debentures due December 31, 2015 have a face value of $21.8 million at September 30, 2012,
$86.3 million at December 31, 2011 and $86.4 million at September 30, 2011.

GABELLI/GAMCO FUNDS		Gabelli/GAMCO Funds Lipper Rankings as of September 30, 2012
		1 Yr - 9/30/11-9/30/12		3 Yrs - 9/30/09-9/30/12		5 Yrs - 9/30/07-9/30/12		10 Yrs - 9/30/02-9/30/12
		Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /
Fund Name	Lipper Category	Rank	Total Funds	Rank	Total Funds	Rank	Total Funds	Rank	Total Funds
Gabelli Asset; AAA	Multi-Cap Core Funds	51	406/806	16	106/686	13	74/594	11	36/344
Gabelli Value Fund; A	Multi-Cap Core Funds	32	256/806	3	14/686	17	101/594	19	65/344
Gabelli SRI; AAA	Global Small/Mid-Cap Funds	84	87/103	60	53/88	8	5/70	-	-
Gabelli Eq:Eq Inc; AAA	Equity Income Funds	75	222/297	63	155/246	34	71/213	15	16/106
GAMCO Growth; AAA	Large-Cap Growth Funds	13	89/717	81	526/650	77	427/560	56	209/373
Gabelli Eq:SC Gro; AAA	Small-Cap Core Funds	75	528/712	44	272/621	12	63/535	11	35/324
Gabelli Focus Five Fund; AAA	Small-Cap Core Funds	7	45/712	47	292/621	39	204/535	-	-
GAMCO Gl:Oppty; AAA	Global Multi-Cap Growth	51	109/213	47	68/146	24	17/71	20	7/35
GAMCO Gl:Growth; AAA	Global Large-Cap Growth	6	4/78	16	11/70	33	20/61	27	12/44
Gabelli Gold; AAA	Precious Metal Funds	15	11/73	35	21/59	32	17/53	45	16/35
GAMCO Intl Gro; AAA	International Large-Cap Growth	56	121/216	6	11/204	17	26/160	43	49/115
Gabelli Dividend Growth Fund; AAA	Large-Cap Value Funds	65	293/456	57	231/410	19	66/347	2	3/225
Gabelli Inv:ABC; AAA	Specialty Diversified Equity Funds	57	27/47	52	16/30	41	11/26	23	2/8
GAMCO Mathers; AAA	Specialty Diversified Equity Funds	84	40/47	75	23/30	75	20/26	34	3/8
Comstock Cap Val; A	Specialty Diversified Equity Funds	96	46/47	91	28/30	89	24/26	78	7/8
GAMCO Gl:Telecom; AAA	Telecommunications Funds	66	25/37	74	25/33	50	13/25	34	6/17
GAMCO Gl:Vertumnus; AAA	Convertible Securities Funds	98	71/72	88	48/54	96	41/42	91	29/31
Gabelli Utilities; AAA	Utility Funds	50	37/73	75	51/67	15	9/62	63	27/42
787:Gabelli Merg&Acq; A	Mid-Cap Core Funds	100	373/375	97	318/330	65	179/278	98	181/184
Gabelli Capital Asset Fund	Distributed through Insurance Channel	17	48/290	5	14/279	19	51/262	10	15/143
% of funds in top half		35.0%		45.0%		75.0%		72.2%

Data presented reflects past performance, which is no guarantee of future results. Strong rankings are not indicative of positive fund performance. Absolute performance for some funds was negative for certain periods. Other share classes are available which may have different performance characteristics.

Lipper, a wholly-owned subsidiary of Reuters, provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives.
Rankings are historical with capital gains and dividends reinvested and do not include the effect of loads. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Relative long-term investment performance remained strong with approximately 35%, 45%, 75% and 72% of firmwide mutual funds in the top half of their Lipper categories on a one-, three-, five-, and ten-year total-return basis, respectively, as of September 30, 2012.

Investors should carefully consider the investment objective, risks, charges, and expenses of each fund before investing. Each fund's prospectus contains information about these and other matters and should be read carefully before investing. Each fund’s share price will fluctuate with changes in the market value of the fund’s portfolio securities. Stocks are subject to market, economic and business risks that cause their prices to fluctuate. When you sell fund shares, they may be worth less than what you paid for them.
Consequently, you can lose money by investing in a fund. You can obtain a prospectus by calling 800-GABELLI (422-3554), online at www.gabelli.com, or from your financial advisor. Distributed by G.distributors, LLC., One Corporate Center, Rye New York, 10580. Other share classes are available that have different performance characteristics.

The inception date for the Gabelli SRI Green Fund was June 1, 2007. The inception date for the Gabelli Focus Five Fund was December 31, 2002.